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                                                     EXHIBIT 5(c)
                   SWING LINE PROMISSORY NOTE


$5,000,000                                   October 25, 1995

     For value received, the undersigned, INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") promises to pay on the earlier of DEMAND or the Swing Line Termination Date to the order of SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association (the "Lender") at its principal office in Nashville, Tennessee, or at such other place as Lender may designate in writing, the principal sum of up to Five Million Dollars ($5,000,000) in lawful money of the United States of America, or, if less, so much thereof as may be from time to time advanced by Lender to the Borrower hereunder and remain outstanding, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until the Maturity Date (hereafter defined) at a varying rate of interest which is one-half of one percentage point (0.5%) per annum below the base rate of interest from time to time charged by SunTrust Bank, Nashville, National Association. Interest for each year shall be computed based upon a 360-day year of actual days elapsed. The "base rate of interest" is defined as that rate of interest established from time to time and announced by SunTrust Bank, Nashville, National Association as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans. The rate of interest provided herein shall be determined daily to reflect changes in the base rate of interest charged by SunTrust Bank, Nashville, National Association as such base rate of interest may change from time to time. Interest shall be paid to the Lender on the last Business Day of each month for the preceding month (or portion thereof) following the date of execution.

     This Note is issued pursuant to, and is the Swing Line Note referred to in, that certain Credit Agreement of even date herewith by and between Borrower, Lender, the other lenders set forth on the signature pages thereof and SunTrust Bank, Nashville, National Association, as Agent (as it may be amended, restated and/or modified from time to time, the "Credit Agreement"). This Note, and all advances hereunder, and repayment hereof, is subject to the terms and provisions of the Credit Agreement. Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the automatic maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions. Borrower's failure to pay this Note prior to the Maturity Date (as hereinafter defined) shall not be considered a default hereunder if full payment of this Note is made by Borrower on the Maturity Date.

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     Borrower shall be entitled to borrow, repay and reborrow funds hereunder, up to the Swing Line Loan Maximum Amount, pursuant to the terms and conditions of this Note and the Credit Agreement. On any Business Day on or prior to the Swing Line Termination Date, Borrower may request an advance pursuant to this Note by a communication received by Lender not later than 11:00 a.m. o'clock Central Standard Time or Central Daylight Time, whichever is in effect, requesting an advance in a minimum amount of $10,000. The following persons are authorized to request an advance hereunder:
James D. Krugman, Jean-Paul Richard or William A. Martin, or such other person as may be designated in writing by Borrower (which writing purportedly shall be signed by one of the aforementioned individuals or by his successor designated as aforesaid).

     Nothing in this Note shall be deemed a commitment to make an advance to Borrower subsequent to the Swing Line Termination Date or the Maturity Date. The Lender shall make the advance by depositing such advance into the Borrower's operating account maintained with Lender. The term "Business Day" means a day other than a Saturday, Sunday, or a day on which commercial banks are authorized to close under federal laws or the laws of the State of Tennessee, or other day on which Lender is closed.

     On the date that is the earlier of (a) three Business Days after demand by Lender for repayment hereunder, or (b) the date Borrower files any petition in bankruptcy or three Business Days after it has had filed against it any such petition, or three Business Days after any other date on which Lender is for any reason precluded under law from making demand on Borrower under this Note, or (c) the Swing Line Termination Date (the earliest of such dates being referred to herein as the "Maturity Date"), the entire principal amount outstanding hereunder, together with all accrued interest and any fees or other charges hereunder, shall be immediately due and payable. Borrower acknowledges that the actual crediting of the amount of any advance to an account of Borrower, or the transfer to Borrower, or to any bank for the account of Borrower, of any advance shall constitute presumptive evidence of such advance and that an advance to Borrower was made pursuant to this Note.

     Any borrowing under this Note shall be deemed a representation and warranty that all amounts outstanding under this Note, plus all advances requested to be made hereunder, do not exceed the Swing Line Loan Maximum Amount, and that all amounts outstanding under the this Note, plus all advances requested to be made hereunder, plus all amounts outstanding under all Revolving Credit Loans described in the Credit Agreement, plus the aggregate face amounts of all Letters of Credit then outstanding, do not exceed the Maximum Total Amount (as such term is used in the Credit Agreement). Any request for a borrowing shall also be deemed a representation by Borrower that it does not have any knowledge that any Event of Default has occurred and is then existing, and that

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the representations and warranties set forth in the Credit
Agreement are true and correct.

     Advances may be prepaid at any time before their or its maturity without penalty or premium.

     This Note is a revolving credit note and it is contemplated that by reason of payments hereon, there may be times when no indebtedness is owing hereunder. Notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each advance made hereunder. This Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, plus interest thereon, whether or not the full face amount hereof is advanced.

     Notwithstanding anything to the contrary contained herein, Lender may cancel its option to make advances under this Note, in its sole discretion, at any time in accordance with the Credit Agreement, and/or upon any Event of Default by Borrower under the Credit Agreement. Any such cancellation shall in no way lessen or release Borrower's obligations hereunder.

     All parties now or hereafter liable with respect to this Note, whether the Borrower or any guarantor, endorser or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest. No delay or omission on the part of the Lender, or any holder hereof, in exercising its rights under this Note shall operate as a waiver of such rights or any other right of the Lender or of any holder hereof of any such right or rights on any occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     Lender may, but shall not be required to, apply to the payment of any advance hereunder, on or after the maturity of such advance, any funds or credit held by Lender on deposit for the account of Borrower or any other party liable hereon.

     Following the earlier of (a) three Business Days after demand by Lender for repayment hereunder, or (b) the occurrence of any Event of Default under the Loan Agreement (any such event being a default hereunder), then at the option of Lender or automatically in the case of Events of Default under Sections 8.01(h) or (i) under the Credit Agreement, all unpaid amounts advanced hereunder and interest thereon may be accelerated and become due in accordance with the Credit Agreement regardless of the due date of any advance made hereunder. Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any of Lender's rights hereunder, such right of waiver being a continuing one.

     Borrower shall have no right to assign any rights or obligations under this Note without the written consent of Lender.


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     Following the earlier to occur of (a) three Business Days
after demand is made hereunder, or (b) the occurrence of an Event of Default, principal and unpaid interest shall bear interest at the rate that is the lesser of (a) the maximum lawful rate of interest permitted by law, or (b) four percentage points (4%) above the Base Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

     The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

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     This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     IN WITNESS WHEREOF, the duly authorized officer of the Borrower, being an authorized signatory, has executed this Note as of the day and date first set forth above.


                              INSITUFORM TECHNOLOGIES, INC.


                              By: s/William A. Martin
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                              Title: Senior Vice President
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